                                                                     Exhibit 5.1


                           Jones, Day, Reavis & Pogue
                              599 Lexington Avenue
                           New York, New York  10022


                                 July 28, 1997


Interstate Hotels Company
Foster Plaza Ten
680 Andersen Drive
Pittsburgh, Pennsylvania  15220


         Re:     Registration on Form S-3 of up to $700,000,000
                 of Securities of Interstate Hotels Company
                 ----------------------------------------------

Ladies and Gentlemen:

                 We are acting as counsel to Interstate Hotels Company, a Pennsylvania corporation (the "Company"), in connection with the possible issuance and sale from time to time by the Company of (i) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) certain debt securities of the Company (the "Debt Securities"), and (iv) certain warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the "Warrants"), in each case as contemplated by the Company's Registration Statement filed with the Securities and Exchange Commission with respect thereto (the "Registration Statement"). The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the "Securities." Except as otherwise defined herein, terms used herein with initial capital letters that are defined in the Registration Statement are used herein as so defined.

                 We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

                 1. The Common Stock, when (i) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Common Stock remaining under its articles of incorporation, will be validly issued, fully paid and nonassessable.

                 2. The Preferred Stock, when (i) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors of the Company and duly filed in accordance with Pennsylvania law and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Preferred Stock remaining under its articles of incorporation, will be validly issued, fully paid and nonassessable.

                 3. The Debt Securities, when (i) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

                 4. The Warrants, when (i) issued and sold in accordance with the Registration Statement and the provisions of an applicable Warrant Agreement and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

                 In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Company's articles of incorporation will have been established in accordance with all applicable provisions of law, the Indentures, the Company's articles of incorporation and bylaws, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party,
(ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, will have been duly authorized and reserved for issuance, (iv) each Warrant Agreement will have been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (vii) the resolutions authorizing the Company to register, offer, sell and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company, (viii) all Securities will be issued in compliance with applicable federal and state securities laws, and (ix) the Indentures will have been duly qualified under the Trust Indenture Act of 1939.

                 In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to the Pennsylvania Business Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

                 We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement and any applicable Underwriting Agreement, Indenture or Supplemental Indenture) pursuant to which the Securities are to be offered, sold and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

                 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters."

                                Very truly yours,

                                /s/ JONES, DAY, REAVIS & POGUE

                                Jones, Day, Reavis & Pogue